PR ES O R TE D FI R ST -C LA SS M A IL U. S. P O ST AG E PA ID B AT O N R O UG E, L A PE R M IT N O . 9 84 Total Assets $3.9 Billion Deposits $3.5 Billion Locations 30 ATMs 40 $3.4 Million 2Q 2026 Earnings $6.2 Million YTD2026 Earnings 132 Consecutive dividends paid and counting 92 Years in Banking Total Loans $1.8 Billion Member FDIC FIRST GUARANTY BANCSHARES, INC. 2nd Quarter Report 2026 fgb.net | FI R ST G UA R A N TY B A N CS H A R ES , I N C. Po st O ffi ce B ox 2 00 9 H am m on d, L ou is ia na 7 04 04 -2 00 9 NASDAQ Symbol: FGBI We’re Social: Scan here or go to investors.fgb.net to visit our Investor Relations site. Have Questions? Vanessa Drew | InvestorRelations@fgb.net At A Glance (unaudited) FGB Branch Locations 1. Abbeville, LA 2. Alexandria, LA 3. Amite, LA 4. Benton, LA 5. Bossier City, LA 6. Bunkie, LA 7. Denham Springs, LA 8. Dubach, LA 9. Greensburg, LA 10. Guaranty Square - Main Office Hammond, LA 11. Hammond, LA - Guaranty West 12. Hessmer, LA 13. Homer, LA 14. Independence, LA 15. Jennings, LA 16. Kentwood, LA 17. Marksville, LA - Tunica 18. Moreauville, LA 19. Oil City, LA 20. Ponchatoula, LA 21. Vivian, LA 22. Walker, LA 23. Watson, LA 24. Denton, TX 25. Fort Worth, TX 26. Garland, TX 27. McKinney, TX 28. Waco, TX 29. Vanceburg, KY 30. Bridgeport, WV

A Message to Our Shareholders

Dear Shareholders,

I am pleased to report that First Guaranty achieved its third consecutive quarter of positive earnings while continuing to strengthen our balance sheet, improve asset quality, and enhance our capital position.

Second Quarter 2026 Highlights:

- Net income totaled $3.4 million for the second quarter of 2026.
- Earnings per common share increased to $0.17 for the second quarter of 2026, compared to $0.14 in the first quarter of 2026 and $0.12 in the fourth quarter of 2025.
- Our Total Risk-Based Capital Ratio exceeded 16% at June 30, 2026, up from 11.28% at June 30, 2024.
- A $14.0 million non-accrual relationship paid off during the quarter, meaningfully improving our loan portfolio.
- Commercial real estate concentration was approximately 254.4% of total bank capital at June 30, 2026, below regulatory guidance.
- Total loans were $1.8 billion and total deposits were $3.5 billion, at June 30, 2026, consistent with our strategy to reduce balance sheet risk.
- The allowance for credit losses was 1.94% of total loans, and shareholders' equity was $227.4 million at June 30, 2026.
- First Guaranty continues to invest in operational efficiency, including the use of artificial intelligence solutions designed to lower costs and improve customer service.

First Guaranty remains committed to providing essential banking services to our local communities. I am proud of the progress we have made and look forward to continuing our work toward becoming the premier community bank in Louisiana, Kentucky, and West Virginia.

Thank you for your continued support. Additional information about our performance is available on our Investor Relations website.

Please feel free to contact me with any questions.



Sincerely,

Michael R. Mineer

Michael R. Mineer
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

Consolidated Balance Sheets
(in thousands, except share data)

	June 30, 2026	June 30, 2025
	(unaudited)	
Assets		
Cash and cash equivalents:		
Cash and due from banks	$781,030	$714,313
Federal funds sold	546	557
Cash and cash equivalents	781,576	714,870
Interest-earning time deposits with banks	250	250
Investment securities:		
Available for sale, at fair value ($901,862 and $398,112, respectively)	890,758	397,573
Held to maturity, at cost and net of allowance for credit losses of $150 (estimated fair value of $265,294 and $260,080 respectively)	323,203	322,149
Investment securities	1,213,961	719,722
Federal Home Loan Bank stock, at cost	10,433	9,956
Loans, net of unearned income	1,765,210	2,410,505
Less: allowance for credit losses	34,299	58,871
Net loans	1,730,911	2,351,634
Premises and equipment, net	72,656	66,035
Goodwill	-	12,900
Intangible assets, net	2,218	3,056
Other real estate, net	29,721	7,657
Accrued interest receivable	11,875	13,305
Other assets	41,409	70,196
Total Assets	$3,895,010	$3,969,581
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	$415,296	$442,267
Interest-bearing demand	1,092,746	1,402,960
Savings	224,436	247,120
Time	1,724,574	1,388,991
Total deposits	3,457,052	3,481,338
Repurchase agreements	7,227	7,117
Accrued interest payable	17,492	19,498
Long-term advances from Federal Home Loan Bank	135,000	135,000
Senior long-term debt	14,214	14,186
Junior subordinated debentures	29,835	29,775
Other liabilities	6,840	19,579
Total Liabilities	3,667,660	3,706,493
Shareholders' Equity		
Preferred Stock, Series A - $1,000 par value		
100,000 shares authorized; non-cumulative perpetual; 34,500 issued and outstanding, respectively	33,058	33,058
Common stock - $1 par value		
100,600,000 shares authorized; 16,539,094 and 15,120,172 shares issued and outstanding	16,539	15,120
Surplus	176,492	167,041
Retained earnings	18,742	58,078
Accumulated other comprehensive (loss) income	(17,481)	(10,209)
Total Shareholders' Equity	227,350	263,088
Total Liabilities & Shareholders' Equity	$3,895,010	$3,969,581

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	Three-Months Ended June 30, 2026	Three-Months Ended June 30, 2025
	(unaudited)	
Interest Income:		
Loans (including fees)	$33,090	$41,013
Deposits with other banks	6,073	7,511
Securities (including FHLB stock)	12,118	5,797
Total Interest Income	51,281	54,321
Interest Expense:		
Demand deposits	8,241	12,708
Savings deposits	963	1,336
Time deposits	17,395	15,196
Borrowings	2,404	2,841
Total Interest Expense	29,003	32,081
Net Interest Income	22,278	22,240
Less: Provision for credit losses	2,625	16,610
Net Interest Income after Provision for Credit Losses	19,653	5,630
Noninterest Income:		
Service charges, commissions and fees	736	834
ATM and debit card fees	655	778
Net gains on securities	-	-
Net gains on sale of assets	-	-
Other	508	544
Total Noninterest Income	1,899	2,156
Total Business Revenue, Net of Provision for Credit Losses	21,552	7,786
Noninterest Expense:		
Salaries and employee benefits	7,029	7,843
Occupancy and equipment expense	2,361	2,605
Other	7,818	6,819
Total Noninterest Expense	17,208	17,267
Income (Loss) Before Income Taxes	4,344	(9,481)
Less: Provision (benefit) for income taxes	913	(2,178)
Net Income (Loss)	3,341	(7,303)
Less: Preferred stock dividends	582	582
Income (Loss) Available to Common Shareholders	$2,849	$(7,885)
Per Common Share:		
Earnings (Loss)	$0.17	$(0.61)
Cash dividends paid	$0.01	$0.01
Weighted Average Common Shares Outstanding	16,326,060	12,910,785
Return on Average Assets	0.35%	-0.75%
Return on Average Common Equity	5.95%	-14.33%

Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	Six-Months Ended June 30, 2026	Six-Months Ended June 30, 2025
	(unaudited)	
Interest Income:		
Loans (including fees)	$ 66,369	$ 83,982
Deposits with other banks	14,710	13,510
Securities (including FHLB stock)	22,477	11,292
Total Interest Income	103,556	108,784
Interest Expense:		
Demand deposits	17,851	24,912
Savings deposits	1,909	2,598
Time deposits	35,994	31,086
Borrowings	4,835	5,725
Total Interest Expense	60,589	64,321
Net Interest Income	42,967	44,463
Less: Provision for credit losses	5,250	31,158
Net Interest Income after Provision for Credit Losses	37,717	13,305
Noninterest Income:		
Service charges, commissions and fees	1,494	1,683
ATM and debit card fees	1,297	1,525
Net gains on securities	1	-
Net gains on sale of assets	44	4
Other	1,271	1,298
Total Noninterest Income	4,107	4,510
Total Business Revenue, Net of Provision for Credit Losses	41,824	17,815
Noninterest Expense:		
Salaries and employee benefits	14,381	16,284
Occupancy and equipment expense	4,825	5,245
Other	14,731	13,755
Total Noninterest Expense	33,937	35,284
Income (Loss) Before Income Taxes	7,887	(17,469)
Less: Provision (Benefit) for income taxes	1,713	(4,000)
Net Income (Loss)	6,174	(13,469)
Less: Preferred stock dividends	1,164	1,164
Income (Loss) Available to Common Shareholders	$5,010	$(14,633)
Per Common Share:		
Earnings (Loss)	$0.31	$(1.15)
Cash dividends paid	$0.02	$0.02
Book Value Per Common Share	$11.75	$15.21
Weighted Average Common Shares Outstanding	16,062,514	12,709,905
Return on Average Assets	0.31%	-0.69%
Return on Average Common Equity	5.24%	-13.31%